UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 2, 2012

Avanir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15803	33-0314804
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Enterprise, Suite 200, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 8, 2012, AVANIR Pharmaceuticals, Inc. issued a press release announcing its financial results for the three and six months ended March 31, 2012 (the “Press Release”). A copy of the Press Release is furnished herewith as Exhibit 99.1.

The information set forth under Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2012 Charles A. Mathews submitted his resignation as a director of the company effective as of October 31, 2012. Mr. Mathews serves as the Chairman of the Corporate Governance Committee and as a member of the Audit and Executive Committees of the Board of Directors. His resignation was not the result of any disagreement with the Company on any matter relating to operations, policies or practices.

On May 7, 2012, the company announced that Hans Bishop would be appointed a Class II director effective May 8, 2012, to serve until the expiration of his term at the 2015 annual meeting of stockholders. Concurrent with Mr. Bishop’s appointment, the size of the Board was fixed at eight directors, consisting of two Class I directors and three each of Class II and Class III.

Currently Mr. Bishop is the chief operating officer of Photothera, a late stage medical device company. Prior to this, Mr. Bishop served as executive vice president and chief operating officer at Dendreon. His previous roles have included, president of the specialty medicine business at Bayer, where he was responsible for a diverse portfolio of neurology, oncology and hematology products, growing the division into a €3 billion global franchise. Mr. Bishop also held various positions at Chiron Corporation, Glaxo Wellcome, and SmithKline Beecham. In addition, he served as executive vice president of operations with a global telecom service company. Mr. Bishop received a B.S. degree in chemistry from Brunel University in London.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 8, 2012

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2012	Avanir Pharmaceuticals, Inc.

	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Vice President, Finance

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 8, 2012